For period ending May 31, 2010       Exhibit 77O

File number 811-6475

FORM 10f-3
FUND: Strategic Global Income Fund, Inc.
Name of Advisor or Sub-Advisor: UBS Global Asset Management (Americas) Inc..
1. Issuer:  Majapahit Holdings BV 7 3/4% due 1/20/2020
2. Date of Purchase:  November 30, 2009
3.         Date offering commenced:  November 30, 2009
4. Underwriters from whom purchased: Barclays Capital
5. "Affiliated Underwriter" managing or participating in syndicate:  UBS Investment Bank
6. Aggregate principal amount or number of shares purchased:  $74,364,000 (Firmwide)
7. Aggregate principal amount or total number of shares of offering: $1,239,400,000
8. Purchase price (net of fees and expenses):$99.152
9. Initial public offering price: $99.152
10. Commission, spread or profit:  N/A
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are sold in an offering from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulations D.
X

b.    The securities are sold to persons reasonably believed to be "qualified institutional buysers" ("QIBs").
X

c.    The securities are reasonably believed to be eligible for resale to other QIBs.
X

d.   The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

e.    The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
X

f.    The underwriting was firm commitment underwriting.
X

g    The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

h.   The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

i.    The amount of such securities purchased by the Fund and all other accounts which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

j.    No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, "Affiliated Underwriter" is defined as UBS AG and its affiliates.  In the case of a Fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/David O. Michael   Date:   December 21, 2009

For period ending May 31, 2010       Exhibit 77O

File number 811-6475

FORM 10f-3
FUND: Strategic Global Income Fund, Inc.
Name of Advisor or Sub-Advisor: UBS Global Asset Management (Americas) Inc..
1. Issuer:  Crosstex Energy 8 7/8% due 2/15/2018
2. Date of Purchase:  February 3, 2010
3.         Date offering commenced:  February 3, 2010
4. Underwriters from whom purchased: Banc of America Securities LLC
5. "Affiliated Underwriter" managing or participating in syndicate:  UBS Investment Bank
6. Aggregate principal amount or number of shares purchased:  $2,937,210 (Firmwide)
7. Aggregate principal amount or total number of shares of offering: $709,825,750
8. Purchase price (net of fees and expenses):$97.907
9. Initial public offering price: $97.907
10. Commission, spread or profit:  2.5%
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are sold in an offering from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulations D.
X

b.    The securities are sold to persons reasonably believed to be "qualified institutional buysers" ("QIBs").
X

c.    The securities are reasonably believed to be eligible for resale to other QIBs.
X

d.   The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

e.    The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
X

f.    The underwriting was firm commitment underwriting.
X

g    The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

h.   The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

i.    The amount of such securities purchased by the Fund and all other accounts which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

j.    No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, "Affiliated Underwriter" is defined as UBS AG and its affiliates.  In the case of a Fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Shu-Yang Tan  Date:   March 30, 2010

For period ending May 31, 2010       Exhibit 77O

File number 811-6475

FORM 10f-3
FUND: Strategic Global Income Fund, Inc.
Name of Advisor or Sub-Advisor: UBS Global Asset Management (Americas) Inc..
1. Issuer:  Directv Holdings LLC 6.35% due 3/15/2040
2. Date of Purchase:  March 8, 2010
3.          Date offering commenced:  March 8, 2010
4. Underwriters from whom purchased: Citigroup Global Markets Holdings
5. "Affiliated Underwriter" managing or participating in syndicate:  UBS Investment Bank
6. Aggregate principal amount or number of shares purchased:  $4,994,600 (Firmwide)
7. Aggregate principal amount or total number of shares of offering: $499,460,000
8. Purchase price (net of fees and expenses):$99.892
9. Initial public offering price: $99.892
10. Commission, spread or profit:  0.875%
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are sold in an offering from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulations D.
X

b.    The securities are sold to persons reasonably believed to be "qualified institutional buysers" ("QIBs").
X

c.    The securities are reasonably believed to be eligible for resale to other QIBs.
X

d.   The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

e.    The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
X

f.    The underwriting was firm commitment underwriting.
X

g    The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

h.   The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

i.    The amount of such securities purchased by the Fund and all other accounts which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

j.    No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, "Affiliated Underwriter" is defined as UBS AG and its affiliates.  In the case of a Fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.

Approved:  /s/Eric Staudt  Date:   March 29, 2010